Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE

ACT OF 1934

Date of report (date of earliest event reported):

October 20, 2008

NaturalNano, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-49901	87-0646435
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

832 Emerson Street

Rochester, New York 14613

(Address of principal executive offices)

(585) 286-1836

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 20, 2008, NaturalNano Research Inc., a wholly owned subsidiary of NaturalNano, Inc., (the “Company”) entered into Joint Development and Supply Agreement with Oxford Performance Materials (“OPM”). Under the agreement, OPM and the Company will work to develop products, applications and markets for the combination of polyketone polymers (“PEAK”) and the Company’s products.

The agreement provides that OPM will purchase a PEAK-halloysite compound exclusively from the Company, the Company will only sell halloysite for incorporation into PEAK to OPM and that the Company will purchase PEAK exclusively from OPM.

Pricing and specific product specifications will be agreed at the acceptance of purchase orders which are to be exchanged between the Company and OPM with each order.

Item 7.01.	Regulation FD Disclosure

On October 21, 2008, we issued a press release announcing that we had entered into the Joint Development and Supply Agreement, as reported in Item 1.01 above. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description of Exhibit
10.1	Joint Development and Supply Agreement between NaturalNano Research, Inc. and Oxford Performance Materials, Inc. dated October 20, 2008.
99.1	Press Release entitled “NaturalNano and Oxford Performance Materials Execute Exclusive Joint Development and Supply Agreement” issued by NaturalNano, Inc. on October 21, 2008

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURALNANO, INC.

/s/ Kent A. Tapper
Date: October 24, 2008	Kent A. Tapper
Chief Financial Officer